UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2020

BCB BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

New Jersey	0-50275	26-0065262
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

104-110 Avenue C, Bayonne, New Jersey	07002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 823-0700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BCBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.
BCB Bancorp, Inc. (the “Company”), the holding company for BCB Community Bank, intends to adjourn its upcoming annual meeting of shareholders (the “Annual Meeting”) scheduled to be held at The Chandelier Restaurant, 1081 Broadway, Bayonne, New Jersey 07002, at 10:00 a.m., Eastern Time, on April 30, 2020. The Company is taking this action in response to the COVID-19 pandemic in order to protect the health and safety of the Company’s shareholders, employees and directors who generally attend the Annual Meeting. In addition, the adjournment of the Annual Meeting adheres to the intent of the Executive Orders of New Jersey Governor Philip Murphy issued in relation to the COVID-19 pandemic.
The Company recommends that shareholders do not attend the Annual Meeting on April 30, 2020. The Annual Meeting will be called to order, the new date, time and, if necessary, a change in location for the adjourned Annual Meeting will be announced, and then the Annual Meeting will be immediately adjourned. Following the adjournment of the Annual Meeting, the Company expects to announce a new Annual Meeting date, time and, if necessary, a change in location by a subsequent Current Report on Form 8-K on April 30, 2020. The Company does not currently intend to change the record date for the Annual Meeting. Therefore, shareholders of record as of March 18, 2020, will continue to be entitled to vote by proxy during the adjournment period.
Forward-Looking Statements
This Current Report on Form 8-K, like many written and oral communications presented by BCB Bancorp, Inc., and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “could,” “may,” “should,” “will,” “would,” or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results.
In addition to factors previously disclosed in the Company’s reports filed with the U.S. Securities and Exchange Commission and those identified elsewhere herein, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the effects of the COVID-19 pandemic; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of Company products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and actions of governmental agencies and legislative and regulatory actions and reforms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BCB BANCORP, INC.
DATE: April 23, 2020	By:	/s/ John J. Brogan, Esq.
John J. Brogan, Esq.
General Counsel